Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in the Registration Statements on Form S-8 (Nos. 333-150066, 333-167914, 333-174828, 333-195930, 333-195929 and 333-196369) of InfuSystem Holdings, Inc. and subsidiaries, of our report dated March 9, 2016, except Note 2, Note 3, Note 4, Note 8 and Note 9, which are as of December 12, 2016, relating to the consolidated financial statements, which appear in this Form 10-K/A.

/S/ BDO USA, LLP

Troy, Michigan
December 12, 2016